                                                                    EXHIBIT 10.1

                           REVOLVING CREDIT AGREEMENT
                           --------------------------


     THIS REVOLVING CREDIT AGREEMENT, dated as of June 30, 1996, is between and among T/SF COMMUNICATIONS CORPORATION, a Delaware corporation ("Communications") and T/SF INVESTMENT CO., a Delaware corporation ("Investment") (collectively referred to herein as the "Borrowers") and BANCFIRST, a state banking association (the "Bank").


     W I T N E S S E T H:


     WHEREAS, the Bank is willing to extend a joint and several revolving line of credit to the Borrowers in the maximum principal amount of $16,000,000 as a restructure, modification and increase of those certain $2,000,000 and $1,750,000 revolving lines of credit presently respectively governed and evidenced by (i) that certain Restated Revolving Credit Loan Agreement dated as of June 30, 1995 between Communications and the Bank and (ii) that certain Revolving Credit Loan Agreement dated as of July 14, 1993, as amended February 1, 1994, June 30, 1994 and June 30, 1995 between Transportation Information Services, Inc., an Oklahoma corporation ("TISI") and the Bank (collectively the "Prior Agreements"), subject to the terms, conditions, limitations, uses and provisions hereinafter set forth, all of which are material to the Bank and without which the Bank would not be willing to extend such credit.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                              CERTAIN DEFINITIONS
                              -------------------

     When used herein, the following terms shall have the following meanings:

     1.1 "Applicable Prime Rate" shall mean the annual rate of interest
         -----------------------
published by the Wall Street Journal (Southwest Addition) in the "Money Rates" column from time to time as its prime rate, which such published prime quotation shall not necessarily be the "best" or lowest rate applicable. Should the Wall Street Journal (Southwest Addition) cease to publish a prime rate, then the Applicable Prime Rate shall be a similar rate selected by the Bank. Any changes in the Applicable Prime Rate shall be effective as of the date of the change.

     1.2 "Business Day" shall mean a day other than a Saturday, Sunday or a day
         --------------
upon which banks in the State of Oklahoma are closed to business generally.

     1.3 "Cash Equivalents" shall mean:  (a) securities with maturities of
         ------------------
ninety-one (91) days or less from the issue date, which are issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers acceptances with maturities of ninety (90) days or less; (c) commercial paper with a maturity of ninety (90) days or less, of a domestic issuer and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors
Services, Inc. and (d) auction rate preferred stock with rate reset dates of sixty (60) days or less of a domestic issuer and with a rating of "aaa" from Moody's Investors Services, Inc. or AAA from Standard & Poor's Corporation.

     1.4   "Closing Date" shall mean June 30, 1996.
           --------------

     1.5   "Commitments" shall mean the Revolving Credit Commitment and the Term
           -------------
Conversion Commitment.

     1.6   "Current Ratio" shall mean the ratio of Borrowers' consolidated
           ---------------
Current Assets to the aggregate amount of Borrowers' consolidated Current Liabilities, as each term is computed and consolidated in accordance with GAAP.

     1.7   "Default Rate" shall mean the Applicable Prime Rate plus six
           --------------
percentage points (6%).

     1.8   "ERISA" shall mean the Federal Employee Retirement Income Security
           -------
Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.9   "Event of Default" shall mean any of the events specified in Section
           ------------------
6.1 of this Agreement, and "Default" shall mean any event, which together with
                            -------
any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.10  "GAAP" shall mean generally accepted accounting principles applied in
           ------
all material respects in general conformance with those applied in the preceding period, unless the Borrowers' outside accountants reasonably determine that there should be a different application or required changes or changes based upon relevant accepted Financial Accounting Standards. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP and further provided that references to the Borrowers' consolidated financial statements or consolidated financial condition, results of operations or compliance with the financial covenants hereof shall be deemed to include Borrowers and all of their corporate subsidiaries.

     1.11  "Indebtedness" shall mean and include any and all: (i) indebtedness,
           --------------
obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Revolving Credit Note and/or any Term Notes and all lawful interest, loan closing fees, service fees, facility fees, commitment fees, fees in lieu of balances and other similar charges, and all reasonable costs and expenses incurred in connection with the negotiation, preparation, closing, filing and recording of the Loan Documents, including attorneys fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Bank, including attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Revolving Credit Note and any Term Notes together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

     1.12  "Laws" shall mean all statutes, laws, ordinances, regulations,
           ------
orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     1.13  "Lien" shall mean any mortgage, pledge, security interest,
           ------
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

     1.14  "Loan Documents" shall mean this Agreement, the Revolving Credit
           ----------------
Note, all Term Notes (if any), the Pledge Agreements as herein described and defined, and all other documents or instruments (with stock powers in blank) and certificates executed and delivered to the Bank by the Borrowers pursuant to the terms of this Agreement.

     1.15  "Net Worth" shall mean, on any date as of which the amount thereof is
           -----------
to be determined, the total stockholders' equity of the Borrowers (calculated in accordance with GAAP) and less any shares of capital stock subject to redemption or repurchase prior to the stated maturity date of the Notes (to the extent included in such computation) on a consolidated basis in accordance with GAAP.

     1.16  "Notes" shall mean the Revolving Credit Note and any Term Notes and
           -------
any extensions, renewals, replacements, modifications, substitutions, rearrangements, conversions, consolidations or changes in form of any thereof.

     1.17  "Person" shall mean and include an individual, a partnership, a joint
           --------
venture, a corporation, a trust, an unincorporated organization, or a government or any department, agency or political subdivision thereof.

     1.18  "Revolving Credit Commitment" shall mean the agreement of the Bank to
           -----------------------------
make Revolving Credit Loans under Article II of this Agreement, and pursuant to the terms and conditions hereof, from the Closing Date until June 30, 1997, or such later date as the Bank may extend the commitment for Revolving Credit Loans by an extension in writing, unless earlier terminated pursuant to the terms hereof.

     1.19  "Revolving Credit Note" shall mean the Revolving Credit Note
           -----------------------
described in Section 2.2 of this Agreement, together with each and every extension, renewal, modification, replacement, substitution and change in form thereof which may be from time to time and for any term or terms effected.

     1.20  "Taxes" shall mean all taxes, assessments, fees, or other charges or
           -------
levies from time to time or at any time imposed by any Laws or by any Tribunal.

     1.21  "Term Conversion Commitment" shall mean the agreement of the Bank
           ----------------------------
under Section 2.4 of this Agreement, and pursuant to the terms and conditions hereof, until June 30, 1997, or such later date as the Bank may extend the commitment to convert Revolving Credit Loans to Term Loans by an extension in writing, unless earlier terminated pursuant to the terms hereof.

     1.22  "Term Notes" shall mean the promissory note(s) evidencing that
           ------------
portion or portions of the Revolving Credit Loans converted to Term Loans in accordance with the provisions of Sections 2.4 and 2.5 hereof.

     1.23 "Tribunal" shall mean any municipal, state, commonwealth, Federal,
          ----------
foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.


                                 ARTICLE II
                                 ----------

                     REVOLVING CREDIT LOANS AND COLLATERAL
                     -------------------------------------

     2.1  Revolving Credit Loans. The Bank agrees, upon the terms and subject
          ----------------------
to the conditions hereinafter set forth, to make loans ("Revolving Credit Loans") to the Borrowers from the Closing Date until June 30, 1997, or until such later date as the Bank shall have extended its Revolving Credit Commitment in writing unless its Revolving Credit Commitment shall be sooner terminated pursuant to the provisions of this Agreement, in such amounts as may from time to time be requested by the Borrowers so long as the aggregate principal amount of all Revolving Credit Loans outstanding and unpaid at any time under the Revolving Credit Note does not exceed $16,000,000 and further subject to the conversion feature of Sections 2.4 and 2.5 hereof as well as the (x) $350,000 maximum on outstanding and unexpired standby letters of credit issued by the Bank for or on account of one of the Borrowers or any approved Subsidiary thereof and (y) the $3,000,000 maximum on outstanding advances on Borrowers' working capital needs. Revolving Credit Loan advance requests shall be limited to the following purposes: (i) working capital needs of Borrowers limited to a maximum outstanding principal amount of $3,000,000 at any time, (ii) issuance of standby letters of credit for the account of one or both of the Borrowers or any approved Subsidiary thereof as reviewed and approved by the Bank limited to an aggregate original face amount of $350,000 at any time, (iii) funding the payoff of Communication's secured obligation to Charles Dees in the approximate amount of $2,480,000 as of the Closing Date, and (iv) acquisitions of other entities, businesses or assets not owned by Borrowers or Subsidiaries thereof, substantiated by documentation reasonably evidencing the same ("Acquisitions") subject to (a) a means test requiring the Bank's prior written approval of such Acquisitions for which the purchase price is $2,000,000 or more of an acquiree company not profitable (on both a pre and after tax basis) in such acquiree's
        ---
company's most recently concluded fiscal year and (b) Borrower's having always self funded (other than utilization of the Revolving Credit Commitment) in the aggregate at least fifty percent (50%) of the total Acquisitions dollars expended by Borrowers on a cumulative basis from and after the Closing Date ("Acquisition Purposes").

     2.2  Revolving Credit Note/Commitment Fee.  On the Closing Date, the
          ------------------------------------
Borrowers shall execute and deliver to the order of the Bank the Borrowers' joint and several revolving credit note in the principal amount of $16,000,000, the form of which is annexed hereto as Exhibit "A" and hereby made a part hereof
                                       -----------
(hereinafter referred to as "Revolving Credit Note"). From the Closing Date until the Revolving Credit Commitment is terminated, the Borrowers shall pay to the Bank, as a commitment fee for its Revolving Credit Commitment, an amount equal to one-fourth of one percentage point (0.25%) per annum of the amount by which the lesser of the then applicable Revolving Credit Commitment or
          ------
$16,000,000 exceeds the outstanding unpaid principal balance of the Revolving Credit Note from time to time computed daily on the basis of calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly as the same accrues on the fifteenth (15th) day of each full or partial calendar quarter annual period, commencing October 15, 1996 (for the calendar quarter ending September 30,
1996), and at the maturity of the Revolving Credit Note, whether by acceleration or otherwise. In accordance with the provisions of the Prior Agreements the commitment fee specified therein for the calendar quarter ending June 30, 1996, is payable on July 15, 1996.

     2.3 Revolving Credit Advances, Payments and Voluntary Prepayment.  Each
         ------------------------------------------------------------
Revolving Credit Loan requested by the Borrowers from the Bank shall (i) be requested in writing on the loan advance request form annexed hereto as Exhibit "B" (the "Loan Request") or by telephone no later than 12:00 o'clock Noon (applicable current time in Tulsa, Oklahoma) on the date upon which the advance is to be made; (ii) be in the amount of $25,000 or an integral multiple thereof (unless the amount then available to borrow is less than $25,000, in which event an advance may be made in the amount available); (iii) not cause the aggregate outstanding and unpaid principal amount of the Revolving Credit Note to exceed the lesser of the then applicable Revolving Credit Commitment or $16,000,000;
    ------
and (iv) be advanced by the Bank on the applicable date, provided the request is timely made in accordance with Section 2.3(i) hereof and all other conditions of funding are met. In consideration of Bank permitting telephonic requests for advances, Borrowers state that they fully understand the risk attendant thereto, agree to accept all such risk and hold Bank harmless from any loss which the Borrowers may incur by reason of an advance being made in response to a telephonic request whether such is caused by mistake or negligence of the Bank or otherwise, unless it is judicially established that such loss was due to the gross negligence and wanton disregard of the Bank. Borrowers will designate in writing to the Bank the names of representatives of Borrowers authorized to make telephone loan advance requests from time to time hereunder. All advances made by the Bank shall, for mutual convenience, be deposited to the Borrowers' joint general deposit account with the Bank, and the Bank shall have no responsibility to monitor the distribution of such advances in any other respect. The Borrowers may from time to time make prepayments of principal without premium or penalty. The Borrowers may reborrow subject to the limitations and conditions for Revolving Credit Loans contained herein. Any payments or prepayments on the Revolving Credit Note received by the Bank after 12:00 o'clock Noon (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Revolving Credit Note not previously paid hereunder shall be due and payable at maturity thereof, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.

     2.4 Conversion to Term Loans.  Subject to no default or Event of Default
         ------------------------
having occurred and remaining uncured, at Borrowers' election(s) exercised prior to the maturity date of June 30, 1997, an amount equal to the lesser of (i) the
                                                              ------
outstanding principal balance of the Revolving Credit Note or (ii) fifty percent (50%) of the Borrowers' Acquisitions made in accordance and compliance herewith (but only to the extent such Acquisitions have not been utilized in the calculation of one or more prior conversions to Term Loan elections hereunder) may be converted to four (4) year term loans (collectively "Term Loans") payable in semi-annual principal installments plus interest accrued on the outstanding balance of such Term Loan in accordance with the following schedule, commencing on the initial Payment Due Date more than three (3) months following the effective date of term conversion:

                     Original   % of Original
                    Principal     Principal
                      Annual      Due Semi-     Principal and Interest
                    Reduction      Annually        Payment Due Dates
                    ----------  --------------  -----------------------
     First Year        20%           10%        June 30 and December 31
     Second Year       24%           12%        June 30 and December 31
     Third Year        28%           14%        June 30 and December 31
     Fourth Year       28%           14%        June 30 and December 31

The maximum loan advance availability on the Revolving Credit Commitment shall be automatically and correspondingly reduced by the original principal amount(s) of each conversion to Term Loans hereunder.

     2.5  Term Notes.  Each conversion to Term Loan(s) pursuant to Section 2.4
          ----------
hereof shall be evidenced by a joint and several promissory note from Borrowers payable to the order of the Bank in the form annexed hereto as Exhibit C
                                                               ---------
(collectively the "Term Notes").

     2.6  Collateral.  The repayment of the Indebtedness shall be secured by the
          ----------
first and prior continuous pledge to the Bank from (i) Communications of all of the capital stock of Investment and (ii) Investment of all of the capital stock of its five (5) existing operating subsidiaries: TISI, G.E.M. Communications, Inc., Atwood Convention Publishing, Inc., Galaxy Registration, Inc. and T/SF Nevada, Inc. (collectively the "Collateral"). The foregoing pledges shall be granted to the Bank, as secured party, pursuant to the terms of the Pledge Agreement (T/SF Communications Corporation) (the "Communications Pledge") and the Pledge Agreement (T/SF Investment Co.) (the "Investment Pledge"), each dated as of even date herewith, and each in a form acceptable to the Bank (collectively the "Pledge Agreements"), together with appropriate stock powers in blank, Regulation U forms and such other documents and instruments as shall be necessary or appropriate to perfect and continue the pledge and security interests thus created.


                                 ARTICLE III
                                 -----------

                         CONDITIONS PRECEDENT TO LOANS
                         -----------------------------

     3.1  Conditions Precedent to Initial Revolving Credit Loan.  The obligation
          -----------------------------------------------------
of the Bank to make the Revolving Credit Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

          (a) No Default.  There shall exist no Event of Default or Default on
              ----------
     the Closing Date.

          (b) Representations and Warranties.  The representations, warranties
              ------------------------------
     and covenants set forth in Article V shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          (c) Borrowers' Certificates.  Each of the Borrowers shall have
              -----------------------
     delivered to the Bank a Certificate, dated as of the Closing Date, and signed by the Chairman/Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary of such Borrower certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 3.1, (ii) that such Borrower has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of each officer of such Borrower authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.

          (d) Proceedings.  On or before the Closing Date, all corporate
              -----------
     proceedings of the respective Borrowers shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificate of Incorporation and By-Laws of the respective Borrowers and the resolutions of the Board of Directors of each of the Borrowers, as adopted, authorizing the execution and delivery of the Loan Documents pertaining thereto, and the borrowings under this Agreement.

          (e) Revolving Credit Note/Loan Documents.  The Borrowers shall have
              ------------------------------------
     jointly and severally delivered the Revolving Credit Note to the order of the Bank, appropriately executed, as well as all other Loan Documents, including (without limitation) this Agreement, the Communications Pledge and the Investment Pledge, all appropriately executed.

          (f) Closing Opinion.  The Bank shall have received from Conner &
              ---------------
     Winters, Borrowers' counsel, a closing opinion addressed to the Bank in form and content acceptable to the Bank.

          (g) Other Information.  The Bank shall have received such other
              -----------------
     information, documents and assurances as shall be reasonably requested by the Bank.

     3.2  Conditions Precedent to All Additional Revolving Credit Loans.  The
          -------------------------------------------------------------
Bank shall not be obligated to make any Revolving Credit Loan (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; or (ii) if any of the representations, warranties and covenants contained in Article V of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date. Each request by the Borrowers for an additional Revolving Credit Loan shall constitute a representation by the Borrowers that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article V of this Agreement are true and correct on and as of the date of each such request.


                                  ARTICLE IV
                                  ----------

                                   COVENANTS
                                   ---------

     The Borrowers covenant and agree with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Agreement, unless the Bank shall otherwise consent in writing:

     4.1  Payment of Taxes and Claims.  The Borrowers will pay and discharge or
          ---------------------------
cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrowers or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrowers before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that the
                                                     -------- -------
Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate book reserves shall be established with respect thereto in accordance with GAAP, and the Borrowers shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     4.2  Maintenance of Corporate Existence.  The Borrowers will do or cause to
          ----------------------------------
be done all things necessary to preserve and keep in full force and effect their corporate existence, rights and franchises and will continue to conduct and operate their respective businesses substantially as being conducted and operated presently subject to changes in the ordinary course and appropriate changes advantageous to the business interests of Borrowers. The Borrowers will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by such Borrower requires such qualification and where the failure to do so would result in a material adverse effect on such Borrower or its financial condition.

     4.3  Preservation of Property.  The Borrowers will at all times maintain,
          ------------------------
preserve and protect all franchises and trade names and keep all the remainder of their respective properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     4.4  Insurance.  The Borrowers will keep or cause to be kept adequately
          ---------
insured by financially sound and reputable insurers the equipment, motor vehicles and all other property of Borrowers or Subsidiaries thereof of a character usually insured by businesses engaged in the same or similar businesses. The Borrowers shall at all times maintain and cause their Subsidiaries to maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

     4.5  Compliance with Applicable Laws.  The Borrowers will comply and cause
          -------------------------------
their Subsidiaries to comply with the requirements of all applicable Laws and orders of any Tribunal and obtain and cause their Subsidiaries to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their businesses, where non-compliance therewith or failure to obtain would have a material adverse effect on Borrowers, any of their Subsidiaries or their financial conditions.

     4.6  Financial Statements and Reports.
          --------------------------------

          (a) Quarterly Operating Statements/Loan Request.  The Borrowers shall
              -------------------------------------------
     maintain a standard system of accounting and shall furnish to the Bank as soon as practicable after the end of each of the first three quarters of each fiscal year, commencing with the quarter ending June 30, 1996, and in any event within forty-five (45) days after the end of each said fiscal quarter, consolidated and consolidating operating statements for the Borrowers which shall be certified on behalf of the Borrowers by the President or chief financial officer of the Borrower (pursuant to the quarterly certificate required by paragraph 4.6(c) below), to have been prepared in accordance with GAAP and to fairly present the consolidated and consolidating financial condition of the Borrowers and their Subsidiaries for such period, and shall include at least a consolidated and consolidating balance sheet as at the end of such period, and a consolidated and consolidating statement of income, all in reasonable detail and, to the extent Borrowers have not submitted the Loan Request with Revolving Credit Loan advance requests during the preceding fiscal quarter, an executed Loan Request shall be delivered to the Bank with the quarterly financial statements.

          (b) Annual Financial Statements.  As soon as practicable after the end
              ---------------------------
     of each fiscal year of the Borrowers and in any event within one-hundred twenty (120) days thereafter, the Borrowers shall furnish to the Bank the following consolidated and consolidating financial statements, together with an audit report on such consolidated financial statements (such consolidating statements to be certified by the Chief Financial Officer of Communications) and an unqualified opinion, prepared in accordance with GAAP of reputable independent certified public accountants of recognized standing selected by the Borrowers and acceptable to the Bank:

                  (i) A consolidated and consolidating balance sheet of the Borrowers at the end of such year,

                  (ii) A consolidated and consolidating statement of income of the Borrowers for such year, and

                  (iii) A consolidated and consolidating statement of cash flows of the Borrowers for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail. The report of the independent certified public accountants shall contain a certification that in the course of the audit necessary for the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable to the Bank by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         (c) Quarterly Covenant Certificate.  Concurrently with the furnishing
             ------------------------------
     of the financial statements pursuant to paragraph 4.6(a), there shall be furnished to Bank a separate certificate signed by the chief financial officer of

     Communications stating that: (a) the financial statements were prepared in conformity with GAAP, and (b) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, and status of any such event(s) if existing. Such certificate shall not be qualified or limited because of restricted or limited examination of any material portion of Borrowers' records by the party preparing such annual statements. All certificates of Borrowers submitted pursuant to this Agreement in connection with compliance with certain financial or other covenants herein contained, shall fully demonstrate the method of calculations therein contained.

         (d) Special Auditing Reports.  Promptly upon receipt thereof, the
             ------------------------
     Borrowers shall deliver to the Bank a copy of each report submitted to the Borrowers or any Subsidiaries thereof, by independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrower, including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

         (e) Periodic Reports.  Promptly upon their becoming available, copies
             ----------------
     of all financial statements, reports, notices of proxy statements sent by the Borrowers to their respective stockholders and all registration statements, periodic reports and other statements and schedules filed by either of the Borrowers with any securities exchange, the Securities and Exchange Commission or any similar state or federal governmental authority, including without limitation, complete copies of Communications' reports on form 10-K and 10-Q filings.

     4.7 Notice of Default.  Immediately upon the happening of any condition or
         -----------------
event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrowers will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     4.8 Notice of Litigation.  Immediately upon becoming aware of the existence
         --------------------
of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of either of the Borrowers to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of such Borrower, or (iii) result in monetary damages in excess of $100,000, the Borrowers will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     4.9 Inspection.  The Borrowers will keep complete and accurate books and
         ----------
records with respect to their properties, businesses and operations and will permit employees and representatives of the Bank to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrowers in Tulsa, Oklahoma.

     4.10  Consolidated Net Worth.  The Borrowers will not permit their
           ----------------------
consolidated Net Worth to be less than $30,000,000 at any time; and further provided, to the extent the Borrowers exercise the term conversion features of
Section 2.4 hereof the foregoing minimum consolidated Net Worth requirement shall increase each fiscal year by $2,000,000.

     4.11  Debt to Net Worth.  The Borrowers will not at any time permit the
           -----------------
ratio of their total consolidated debt (interest bearing obligations) to their consolidated Net Worth to exceed 1.0 to 1.

     4.12  Consolidated Current Ratio.  The Borrowers will not at any time
           --------------------------
permit the ratio of (a) Borrowers' consolidated Current Assets to (b) consolidated Current Liabilities to be less than .8 to 1.0. Borrowers' draws of Revolving Credit Loans under the Revolving Credit Commitment shall not be included as current liabilities for calculation of the Current Ratio for a period not to exceed the lesser of (a) 180 days from the date of such Revolving
                         ------
Credit Loan advance or (b) the end of the second calendar quarter following the funding date thereof (including the calendar quarter during which such Revolving Credit Loan is advanced).

     4.13  Consolidated Cash.  Borrowers will at all times maintain consolidated
           -----------------
cash plus consolidated Cash Equivalents of at least $750,000.

     4.14  Maximum Interest Bearing Debt.  Borrowers' aggregate interest bearing
           -----------------------------
debt shall not exceed 4 times Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") at any time. EBITDA shall cover Current Maturities of Long Term Debt ("CMLTD") plus interest by at least 1.3 times during each fiscal year of the term payout if such term conversion is elected. The foregoing EBITDA requirement shall be continuously in effect throughout that portion of the Revolving Credit Commitment period during which time 20% of the Revolving Credit Commitment (equal to the first (1st) year's scheduled principal payments on the applicable Term Loans) shall be included for calculation purposes as CMLTD. Communications may utilize the most recent fiscal year ended EBITDA of the Acquisitions in the calculation of Borrowers' EBITDA coverage of CMLTD plus interest.

     4.15  Limitation on Other Borrowings/Indebtedness.  Institutional (banking
           -------------------------------------------
and other financial institutions, insurance companies, pension funds or like or similar institutional lenders) debt by Borrowers or any of the Subsidiaries other than with the Bank is prohibited. Neither the Borrowers nor any of the Subsidiaries will create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, with or to any Person, including without limitation, any financial institution with which Borrowers or any of their Subsidiaries has a lockbox or similar depository account arrangement except only (i) indebtedness of Borrowers to the Bank, (ii) indebtedness evidenced by seller generated purchase money and/or capital leases and (iii) existing indebtedness as more particularly described on
Schedule 1 annexed hereto.

     4.16  Prohibition on Liens/Pledges.  Neither the Borrowers nor any direct
           ----------------------------
or indirect subsidiary thereof will create or suffer to exist any Lien upon any of its assets or properties, including without limitation, accounts, contract rights, inventory, general intangibles, equipment, instruments or documents of title, or proceeds and products thereof (whether cash or otherwise) except for
(i) Liens in favor of the Bank, (ii) Liens incidental to the conduct of the business or ownership of property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (including those arising under contracts with federal, state or local governmental entities or agencies thereof and pledges as deposits for the purpose of securing a stay or discharge of legal proceedings not exceeding $500,000 in the aggregate) and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, (iii) additional liens not in excess of $1,000,000 in the aggregate, (iv) existing liens/stock pledges as more particularly described on Schedule 2 annexed hereto and (v) carryback pledges of stock (only to sellers thereof) of companies acquired by one of the Borrowers or a Subsidiary thereof but only to the extent the

Bank has received satisfactory evidence that the acquiring Subsidiary or Borrowers have paid at least one-third (1/3) downpayment on the applicable purchase price thereof.

     4.17  Contingent Liabilities; Advances.  Other than inter-company
           --------------------------------
advances/loans in the ordinary course of Borrowers' business operations to or with any of their direct or indirect Subsidiaries, or Borrowers' or their Subsidiaries aggregate equity investments in joint venture entities not in excess of $1,000,000 in which the applicable Borrower (or Subsidiary thereof) has an ownership interest less than 50%, the Borrowers will not either directly or indirectly, without the prior written consent of the Bank, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person (excluding employee advances in an aggregate amount not in excess of $100,000 at any time); or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     4.18  Disposition or Sale of Assets.  The Borrowers will not sell, lease,
           -----------------------------
transfer or otherwise dispose of all or substantially all of their respective assets. Borrowers will not assign or discount with or without recourse, any shares of stock of any Subsidiary thereof, accounts receivable, notes receivable or contract rights or sell, lease, transfer, scrap or otherwise dispose of any of its properties or assets, whether for replacement or not, except (i) assets sold or disposed of in the ordinary course of business and for a full and fair consideration, unless such sale, disposition or abandonment has no material adverse effect on Borrowers or their financial condition, and (ii) fixed assets sold to an affiliate of Borrowers, which assets will be leased by such entity to the Borrowers.

     4.19  Merger, Consolidation.  The Borrowers will not merge or consolidate
           ---------------------
with or into any other Person; or permit any Subsidiary to consolidate with or merge into either of the Borrowers; or adopt or effect or permit any Subsidiary to adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution.

     4.20  Dividends.  Except for dividends paid to (i) Investments by its
           ---------
Subsidiaries and (ii) Communications by Investments, the Borrowers will not declare, pay or become obligated to declare or pay dividends on any class of their capital stock now or hereafter outstanding, make distributions of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of their capital stock now or hereafter outstanding in excess of $2,000,000 (by Communications in the aggregate per fiscal year) but only to the extent such dividends paid by Communications do not cause or result in a violation or breach of any of the financial covenants of this Article IV.

                                   ARTICLE V
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Bank to enter into this Agreement and to make the Revolving Credit Loans to the Borrowers under the provisions hereof, and in consideration thereof, the Borrowers represent, warrant and covenant as follows:

     5.1 Organization and Qualification.  Each of the Borrowers is duly
         ------------------------------
organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned thereof is such as to require licensing or qualification as such.

     5.2 Litigation.  There is no action, suit, investigation or proceeding
         ----------
threatened or pending before any Tribunal against or affecting the Borrowers or any properties or rights of the Borrowers which, if adversely determined, would result in a liability of greater than $500,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of the Borrowers except as described on Schedule 3 annexed hereto. Neither of the
                                     ----------
Borrowers is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

     5.3 Financial Statements.  The Borrowers' most recent audited financial
         --------------------
statements and unaudited quarterly financial statements which have been furnished to the Bank have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the consolidated financial condition of the Borrowers as of the date of such statements and the results of its operations for the period then ended, and since the date of such statements there has been no material adverse change in the business, financial condition or operations of either of the Borrowers.

     5.4 Corporate Authorization.  The respective Boards of Directors of the
         -----------------------
Borrowers have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Bank, is required as a prerequisite to the binding effect, validity and enforceability of the Loan Documents.

     5.5 Possession of Franchises, Licenses.  The Borrowers possess all
         ----------------------------------
franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and the Borrowers are not in violation of any thereof in any material respect.

     5.6 Leases.  The Borrowers enjoy peaceful and undisturbed possession of all
         ------
leases necessary in any material respect for the operation of their properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

     5.7 Taxes.  The Borrowers have filed all Federal, state and other income
         -----
tax returns which are required to be filed and has paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due.
Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, such Tax liabilities are adequately provided for on the books of the Borrowers, including interest and penalties, and such Tax, charge or claim is paid before any property subject thereto shall become subject to execution. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid except as shown on Schedule 3 annexed hereto.

     5.8   Disclosure.  Neither this Agreement nor any other Loan Document or
           ----------
writing furnished to the Bank by or on behalf of the Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrowers and not reflected in the financial statements provided to the Bank which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of the Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Bank by or on behalf of the Borrowers prior to the date hereof in connection with the transactions contemplated hereby.

     5.9   ERISA.  Each plan subject to Title IV of ERISA and maintained for
           -----
employees of the Borrowers, established or maintained by the Borrowers is in material compliance with the applicable provisions of ERISA, and the Borrowers have filed all reports required by ERISA and the Internal Revenue Code of 1986, as amended, to be filed with respect to each plan.

     5.10  Environmental Laws.  No hazardous or toxic substances have been
           ------------------
stored, treated, recycled or disposed of on property owned or leased by either of the Borrowers, no litigation or threatened litigation has been incurred regarding the presence, disposal, release or threatened release of such substances on property owned or leased by either of the Borrowers and the Borrowers have not received any notification from any governmental authority with respect to any violation of any environmental laws.

     5.11  Subsidiaries.  Investment is a wholly owned subsidiary of
           ------------
Communications. All other corporate subsidiaries of Communications and all corporate subsidiaries of Investment (collectively the "Subsidiaries") are listed on Schedule 4 annexed hereto and affiliates of either thereof or material
          ----------
equity investments thereof are listed on Schedule 5 annexed hereto.
                                         ----------


                                  ARTICLE VI
                                  ----------

                               EVENTS OF DEFAULT
                               -----------------

     6.1   Events of Default.  The following events shall constitute events of
           -----------------
default (herein called "Events of Default"), whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise:

         (a) The Borrowers shall fail to make any payment or mandatory prepayment of principal or interest upon any of the Notes, or fail to pay any other Indebtedness within five (5) days after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

         (b) Any representation or warranty of either of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the

     Loan Documents shall have been false or misleading in any material respect on the date when made; or

         (c) The Borrowers shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 6.1(a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank; or

         (d) Either of the Borrowers shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement or guaranty under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity; or

         (e) Any of the following: (i) either Borrower shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order for relief under the United States Bankruptcy Code, as amended, shall be entered against either Borrower; or (iii) either Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of either Borrower or of any substantial part of the assets of either Borrower, or shall commence any proceedings relating to either Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against either Borrower and either Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty
     (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against either Borrower decreeing the dissolution of either Borrower and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against either Borrower decreeing a split-up of either Borrower which requires the divestiture of a substantial part of the assets of either Borrower, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) either Borrower shall fail to make timely payment or deposit of any amount of tax required to be withheld by either Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of either Borrower; or

         (f) Any final judgment on the merits for the payment of money in an amount in excess of $250,000 shall be outstanding against either Borrower, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

         (g) Any default or event of default occurs under any of the other Loan Documents and such default or event of default shall not have been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank, expressly excepting default in any payment obligation, including without limitation, the payment provisions of Section 6.1(a) hereof.

     6.2 Remedies.  Upon the occurrence of any Event of Default referred to in
         --------
Section 6.1(e) the Commitments shall immediately terminate and the Notes and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Bank under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Bank may (i) declare the Commitments terminated or (ii) declare the Commitments terminated and declare the Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Bank shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrowers. No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Bank against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrowers in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrowers to be made by auditors satisfactory to the Bank at the expense of the Borrower. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the other Loan Documents.


                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     7.1 Notices.  Unless otherwise provided herein, all notices, requests,
         -------
consents and demands shall be in writing and shall be mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

         If to the Borrowers, to:

               T/SF Communications Corporation
               2407 E. Skelly Drive
               Tulsa, Oklahoma  74105
               Attention:  Chief Financial Officer

         If to the Bank, to:

               BancFirst
               P.O. Box 680
               7625 E. 51st Street
               Tulsa, Oklahoma 74101
               Attn:  Roy C. Ferguson, III

All notices, requests, consents and demands hereunder will be effective when mailed by certified mail, postage prepaid, addressed as aforesaid.

     7.2 Place of Payment.  All sums payable hereunder shall be paid in
         ----------------
immediately available funds to the Bank, at its principal banking offices in Tulsa, Oklahoma, or at such other place as the Bank shall notify the Borrowers in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     7.3 Survival of Agreements.  All covenants, agreements, representations and
         ----------------------
warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrower.

     7.4 Parties in Interest.  All covenants, agreements and obligations
         -------------------
contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of the Bank.

     7.5 Governing Law and Jurisdiction.  This Agreement and the Notes shall be
         ------------------------------
deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

     7.6 SUBMISSION TO JURISDICTION.  THE BORROWERS HEREBY CONSENT TO THE
         --------------------------
JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH BORROWERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY
                  ----- --- ----------
SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 7.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

     7.7 No Waiver; Cumulative Remedies.  No failure to exercise, and no delay
         ------------------------------
in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     7.8   Costs.  The Borrowers agree to pay to the Bank on demand all costs,
           -----
fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, delivery, filing and recording of this Agreement and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrowers further agree that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any sums are advanced to the Borrowers by the Bank.

     7.9   Participation.  The Borrowers recognize and acknowledge that the Bank
           -------------
reserves the right to sell participating interests in the Notes to one or more financial institutions (the "Participants"). Upon receipt of notice of the identity and address of such Participant(s), the Borrowers shall thereafter supply such Participant(s) with the same information and reports communicated to the Bank, whether written or oral. The Borrowers hereby acknowledge that each Participant shall be deemed a holder of the Note to the extent of its participation, and the Borrowers hereby waive their right, if any, to offset amounts owing to the Borrowers from the Bank against any Participant's portion of the Note.

     7.10  WAIVER OF JURY.  BORROWERS FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY
           --------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     7.11  Full Agreement.  This Agreement and the other Loan Documents contain
           --------------
the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     7.12  Headings.  The article and section headings of this Agreement are for
           --------
convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     7.13  Severability.  The unenforceability or invalidity as determined by a
           ------------
Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     7.14  Exceptions to Covenants.  The Borrowers shall not be deemed to be
           -----------------------
permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     7.15  Prior Agreements.  This Agreement restates, continues and extends the
           ----------------
terms and provisions of the Prior Agreements except only as expressly modified or amended hereby.

     7.16  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                "Borrowers"

                                T/SF COMMUNICATIONS CORPORATION


                                By:  /s/ Howard G. Barnett, Jr.
                                   ----------------------------------------
                                   Howard G. Barnett, Jr., President

                                T/SF INVESTMENT CO.


                                By:  /s/ J. Gary Mourton
                                   ----------------------------------------
                                   J. Gary Mourton, President

                                        "Bank"

                                BANCFIRST


                                By:  /s/ Roy C. Ferguseon, III
                                   ----------------------------------------
                                   Roy C. Ferguson, III, Regional Executive

                          SCHEDULES/EXHIBITS
                          ------------------

               Schedule 1*           Other Indebtedness

               Schedule 2*           Existing Liens/Pledges

               Schedule 3*           Pending Litigation

               Schedule 4*           Subsidiaries

               Schedule 5*           Affiliates/Equity Investments

               Exhibit A             Revolving Credit Note

               Exhibit B*            Loan Advance Request and Certification

               Exhibit C*            Promissory Note (Term Note)



* Note:

Registrant has omitted the above schedules and exhibits to the Revolving Credit Agreement except for Exhibit A, Revolving Credit Note. Registrant will provide any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

REVOLVING CREDIT NOTE
JUNE 30, 1996
PAGE 1

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------

$16,000,000                                               Tulsa, Oklahoma
                                                            June 30, 1996

     FOR VALUE RECEIVED, T/SF COMMUNICATIONS CORPORATION, a Delaware corporation and T/SF INVESTMENT CO., a Delaware corporation (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of BANCFIRST, a state banking association (the "Bank"), at the Bank's banking offices in Tulsa, Oklahoma, in lawful money of the United States of America, the principal sum of SIXTEEN MILLION and NO/100 DOLLARS ($16,000,000), or so much thereof as shall have been advanced hereunder and remains unpaid, on or before June 30, 1997, together with interest thereon from the date hereof on the unpaid balance of principal from time to time outstanding, at the variable annual rate of interest hereinafter specified, which interest is due and payable as it accrues on the last day of each calendar month, commencing July 31, 1996, and at maturity on June 30, 1997.

     The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual rate of interest equal from day to day to the Applicable Prime Rate, as hereinafter defined. Any change in the Applicable Prime Rate shall be effective with respect to this Note as of the date upon which any change in such rate of interest shall occur. Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed.

     For the purposes of this Note, "Applicable Prime Rate" shall mean the annual rate of interest quoted in the Wall Street Journal (Southwest Edition)
                                      -------------------
"Money Rates" column from time to time as its prime rate.  Should the Wall
                                                                      ----
Street Journal cease publication or cease publishing in its "Money Rates" column
- --------------
a prime rate, then the Applicable Prime Rate shall be a similar rate selected by the Bank. Any change in the Applicable Prime Rate shall be effective as of the date of the change.

     After default in the payment of any amount of principal or interest owing hereunder (whether on maturity, acceleration or otherwise) or upon the occurrence of any Event of Default as described in the Revolving Credit Agreement, dated as of even date herewith, between and among Borrowers and the Bank (said Revolving Credit Agreement as the same may at any time be amended, supplemented or modified and in effect being herein called the "Credit Agreement"), the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal to the Applicable Prime Rate plus six percentage points (6%) per annum, but in no event at a rate which is greater than permitted by law. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

REVOLVING CREDIT NOTE
JUNE 30, 1996
PAGE 2

     This Note is made pursuant to the Credit Agreement and is the Revolving Credit Note therein described. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified. All prepayments of principal shall be without premium or penalty.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after an Event of Default, the Borrowers hereof agree to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys' fees, court costs and other collection expenses incurred by the holder hereof.

     The Borrowers hereof hereby waive presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agree to any extension of time with respect to any payment due hereunder and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

     Upon the occurrence of any Event of Default hereunder, Bank shall have the right, immediately and without further action by it, to set off against this Note all money owed by Bank in any capacity to each or any maker or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each maker to Bank all money owed by Bank in any capacity to each or any maker; and Bank shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

     This Note and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma.

                               T/SF COMMUNICATIONS CORPORATION,
                                a Delaware corporation

                               By______________________________________
                                 Howard G. Barnett, Jr., President

                               T/SF INVESTMENT CO.,
                                a Delaware corporation

                               By______________________________________
                                 J. Gary Mourton, President

                                      "Borrowers"
DUE:  June 30, 1997